Exhibit 99.1

Care.com Announces Second Quarter 2016 Financial Results

Delivers Solid Q2 Results Driven by Continued Sales & Marketing Leverage
Google Capital Joins Board, Bringing Strategic Expertise

Waltham, MA - July 27, 2016 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the second quarter ended June 25, 2016.
"I’m excited that we beat our Q2 guidance on both revenue and adjusted EBITDA.  We’ve built the largest two-sided network for finding family care in the home with 9.1 million caregivers and 11.6 million families - and we have a sizable opportunity ahead of us,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  "We are coming off our sixth quarter in a row of solid improvements in sales and marketing leverage and are committed to driving shareholder value through sustained profitable growth.  And as part of the Google Capital investment, we now have access to some of the world’s leading experts at Google and Alphabet to help us continue to grow our business and differentiate our products."
Financial Results

•	Revenue for the second quarter of 2016 was $38.2 million, compared to $32.9 million in the second quarter of 2015.

◦	Revenue attributable to the US Consumer Business totaled $30.7 million in the second quarter of 2016, a 13% increase from $27.1 million in the second quarter of 2015.

◦	Revenue attributable to the Care@Work, International and B2B businesses totaled $7.5 million in the second quarter of 2016, an increase of 28% from the second quarter of 2015.

•	Loss from continuing operations in the second quarter of 2016 was $3.4 million compared to a loss of $5.4 million in 2015, an improvement of $2.0 million.

•	Adjusted EBITDA was income of $1.0 million in the second quarter of 2016, compared to an adjusted EBITDA loss of $2.7 million in the second quarter of 2015, an improvement of $3.7 million.

•
GAAP EPS was $(0.11) in the second quarter of 2016, compared to a $(0.23) in the second quarter of 2015. Q2 GAAP EPS was based on 32.1 million weighted average basic shares outstanding versus 32.0 million shares outstanding in the second quarter of 2015.

•
Non-GAAP EPS was $(0.03) in the second quarter of 2016, compared to $(0.12) in the second quarter of 2015. Non-GAAP EPS excludes the impact of non-cash stock-based compensation and non-recurring items, such as M&A expenses and restructuring costs. The impact of the Company’s better-than-expected EBITDA is offset by $(0.02) due to a timing change in the recognition of its federal tax provision. Non-GAAP EPS for the quarter would have been $(0.01) had it not been for this timing change.

•	The Company ended the quarter with $55.6 million in cash and cash equivalents.

Business Highlights

•	Our total members grew 29% to 20.7 million at the end of the second quarter of 2016, compared to 16.1 million at the end of the second quarter 2015.

•
Total families grew to 11.6 million at the end of the second quarter of 2016, an increase of 30% over the second quarter of 2015, and total caregivers grew to 9.1 million at the end of the second quarter of 2016, an increase of 27% over the second quarter of 2015.

Financial Expectations

	Q3 2016			Full Year 2016

Revenue	$39.5	—	$40.5	$158.0	—	$162.0

Adjusted EBITDA	$0.50	—	$1.00	$9.5	—	$12.0

Non-GAAP EPS	$(0.03)	—	$(0.01)	$0.12	—	$0.18

Figures in millions except for Non-GAAP EPS
Full year guidance includes the impact of a 53rd week; we operate on a 4-4-5 accounting calendar
Q3 Non-GAAP EPS based on approximately 35 million weighted average dilutive shares
Full year Non-GAAP EPS based on 37 million weighted average diluted shares

Note: The increase in weighted average diluted shares resulting from the investment in the Company by Google Capital decreased full-year non-GAAP EPS guidance by $0.01 at both ends of the range. Excluding this impact, guidance would have been $0.13 to $0.19.

Future Net Income and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will discuss its second quarter 2016 financial results during a teleconference today, July 27, 2016, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13640227. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID# 13640227. The telephone replay will be available from 11:00 AM ET July 27 through 11:59 PM ET August 3, 2016. Additional investor information can be accessed at http://www.care.com
About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 11.6 million families and 9.1 million caregivers* across 18 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 800,000 employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and the San Francisco Bay area.
*As of June 2016
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the future profitability of our business on an adjusted EBITDA basis and the anticipated contributions of Google and Google Capital to the Company’s business as well as the Company’s financial guidance for the third quarter of 2016 and full year 2016.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net loss from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss from continuing operations, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, accretion of preferred stock dividends and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income (loss) as net loss from continuing operations, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, accretion of preferred stock dividends and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	June 25, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$55,617	$61,240
Accounts receivable (net of allowance of $88 and $125, respectively)	3,165	3,107
Unbilled accounts receivable	4,044	3,595
Prepaid expenses and other current assets	3,629	2,599
Current assets of discontinued operations	212	439
Total current assets	66,667	70,980
Property and equipment, net	5,611	6,371
Intangible assets, net	2,331	3,389
Goodwill	58,866	58,631
Other non-current assets	2,596	3,098
Non-current assets of discontinued operations	—	9
Total assets	$136,071	$142,478

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,703	$3,189
Accrued expenses and other current liabilities	15,614	12,413
Deferred revenue	14,895	13,435
Current liabilities of discontinued operations	206	17,883
Total current liabilities	34,418	46,920
Deferred tax liability	3,704	3,166
Other non-current liabilities	4,639	4,140
Total liabilities	42,761	54,226

Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized, no shares issued
Common stock, $0.001 par value; 300,000 shares authorized; 32,287 and 32,276 shares issued and outstanding, respectively	32	32
Additional paid-in capital	285,018	283,669
Accumulated deficit	(191,518)	(194,854)
Accumulated other comprehensive loss	(222)	(595)
Treasury stock, at cost (478 shares at June 25, 2016)	—	—
Total stockholders' equity	93,310	88,252
Total liabilities and stockholders' equity	$136,071	$142,478

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015

Revenue	$38,184	$32,902	$77,450	$64,952
Cost of revenue	7,619	6,630	14,861	12,902
Operating expenses:
Selling and marketing	18,561	18,096	38,028	38,453
Research and development	5,036	5,022	9,911	9,631
General and administrative	7,933	7,477	15,752	15,101
Depreciation and amortization	947	1,225	1,919	2,456
Restructuring charges	714	—	714	—
Total operating expenses	33,191	31,820	66,324	65,641
Operating loss	(2,626)	(5,548)	(3,735)	(13,591)
Other (expense) income, net	(129)	487	(143)	(704)
Loss from continuing operations before income taxes	(2,755)	(5,061)	(3,878)	(14,295)
Provision for income taxes	620	345	620	905
Loss from continuing operations	(3,375)	(5,406)	(4,498)	(15,200)
(Loss) income from discontinued operations, net of tax	(44)	(1,831)	7,834	(4,047)
Net (loss) income	$(3,419)	$(7,237)	$3,336	$(19,247)
Net (loss) income per share attributable to common stockholders (Basic):
Loss from continuing operations	$(0.11)	$(0.17)	$(0.14)	$(0.48)
(Loss) income from discontinued operations	—	(0.06)	0.24	(0.13)
Net (loss) income per share	$(0.11)	$(0.23)	$0.10	$(0.61)
Net (loss) income per share attributable to common stockholders (Diluted):
Loss from continuing operations	$(0.11)	$(0.17)	$(0.13)	$(0.48)
(Loss) income from discontinued operations	—	(0.06)	0.23	(0.13)
Net (loss) income per share	$(0.11)	$(0.23)	$0.10	$(0.61)
Weighted-average shares outstanding:
Basic	32,136	31,981	32,183	31,872
Diluted	32,136	31,981	34,082	31,872

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Six Months Ended
	June 25, 2016	June 27, 2015
Cash flows from operating activities
Net income (loss)	$3,336	$(19,247)
Income (loss) from discontinued operations, net of tax	7,834	(4,047)
Loss from continuing operations	(4,498)	(15,200)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Stock-based compensation	3,014	2,294
Depreciation and amortization	2,314	2,837
Deferred taxes	538	801
Foreign currency remeasurement loss	200	684
Other non-cash operating expenses (income)	(78)	7
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(68)	(382)
Unbilled accounts receivable	(449)	(451)
Prepaid expenses and other current assets	(508)	975
Other non-current assets	(14)	(13)
Accounts payable	514	(3,138)
Accrued expenses and other current liabilities	3,014	3,033
Deferred revenue	1,452	1,905
Other non-current liabilities	610	400
Net cash provided by (used in) operating activities by continuing operations	6,041	(6,248)
Net cash provided by (used in) operating activities by discontinued operations	2,481	(4,035)
Net cash provided by (used in) operating activities	8,522	(10,283)

Cash flows from investing activities
Purchases of property and equipment	(84)	(3,979)
Payments for acquisitions, net of cash acquired	(420)	—
Cash withheld for purchase consideration	—	73
Net cash used in investing activities by continuing operations	(504)	(3,906)

Cash flows from financing activities
Proceeds from exercise of common stock options	925	611
Payments of contingent consideration previously established in purchase accounting	—	(1,840)
Net cash provided by (used in) financing activities by continuing operations	925	(1,229)
Net cash used in financing activities by discontinued operations	(14,510)	—
Net cash used in financing activities	(13,585)	(1,229)

Effect of exchange rate changes on cash and cash equivalents	(56)	34
Net decrease in cash and cash equivalents	(5,623)	(15,386)
Cash and cash equivalents, beginning of the period	61,240	71,881
Cash and cash equivalents, end of the period	$55,617	$56,495

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income (Loss)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
	(unaudited)		(unaudited)

Net loss from continuing operations	$(3,375)	$(5,406)	$(4,498)	$(15,200)

Federal, state and franchise taxes	727	304	816	993
Other expense (income), net	129	(487)	143	704
Depreciation and amortization	1,145	1,413	2,314	2,837
EBITDA	(1,374)	(4,176)	(1,225)	(10,666)

Stock-based compensation	1,646	1,468	3,014	2,294
Merger and acquisition related costs	16	37	74	103
Restructuring related costs	$714	$—	$714	$—
Adjusted EBITDA	$1,002	$(2,671)	$2,577	$(8,269)

Add back for Non-GAAP Net Loss

Federal, state and franchise taxes	(727)	(304)	(816)	(993)
Other (expense) income, net	(129)	487	(143)	(704)
Depreciation and amortization	(1,145)	(1,413)	(2,314)	(2,837)
Non-GAAP net loss	$(999)	$(3,901)	$(696)	$(12,803)

Non-GAAP net loss per share:
Basic	$(0.03)	$(0.12)	$(0.02)	$(0.40)
Diluted	$(0.03)	$(0.12)	$(0.02)	$(0.40)

Weighted-average shares used to compute non-GAAP net loss per share :
Basic	32,136	31,981	32,183	31,872
Diluted	32,136	31,981	32,183	31,872

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	June 25 2016	June 27, 2015
Total members*	20,698	16,105
Total families*	11,588	8,917
Total caregivers*	9,110	7,188

Paying members - US Consumer Business	252	238

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	June 25 2016	June 27, 2015
Monthly Average Revenue per Member
US Consumer Business	$38	$36